Exhibit 99.1

Contacts:	Alex Abraham (media)	Christopher Jakubik, CFA (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com

KRAFT HEINZ REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Strategic Transformation Powered Another Year of Outstanding Performance

Strengthened Balance Sheet and Strong Free Cash Flow(1) Generation Underscores Advancing Credit Quality

PITTSBURGH & CHICAGO - Feb. 16, 2022 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the fourth quarter and full year 2021.

“Our strategic transformation has powered another year of outstanding performance,” said Kraft Heinz CEO Miguel Patricio. “Our achievements are proof that our scale and agility have led to better results and greater relevance with customers and consumers. We are generating efficiencies to fuel incremental investments in our business, which, along with successful pricing, are mitigating inflationary pressures. I'm proud of our incredible team and have great confidence that we will build on our momentum in 2022.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1) Growth
	December 25, 2021	December 26, 2020	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
United States	$4,737	$5,082	(6.8)%	3.0%	3.6 pp	(0.6) pp
International	1,501	1,410	6.5%	6.8%	4.0 pp	2.8 pp
Canada	471	447	5.2%	3.4%	5.2 pp	(1.8) pp
Kraft Heinz	$6,709	$6,939	(3.3)%	3.9%	3.8 pp	0.1 pp

For the Year Ended
United States	$18,604	$19,204	(3.1)%	1.6%	2.1 pp	(0.5) pp
International	5,691	5,341	6.5%	3.1%	2.6 pp	0.5 pp
Canada	1,747	1,640	6.5%	(0.4)%	2.9 pp	(3.3) pp
Kraft Heinz	$26,042	$26,185	(0.5)%	1.8%	2.3 pp	(0.5) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Year Ended
	December 25, 2021	December 26, 2020	% Chg vs PY	December 25, 2021	December 26, 2020	% Chg vs PY
Gross Profit	$2,162	$2,523	(14.3)%	$8,682	$9,177	(5.4)%
Operating income/(loss)	(20)	1,550	(101.2)%	3,460	2,128	62.6%
Net income/(loss)	(255)	1,034	(124.6)%	1,024	361	183.7%
Net income/(loss) attributable to common shareholders	(257)	1,032	(124.8)%	1,012	356	184.5%
Diluted EPS	$(0.21)	$0.84	(125.0)%	$0.82	$0.29	182.8%

Adjusted EPS(1)	0.79	0.80	(1.3)%	2.93	2.88	1.7%
Adjusted EBITDA(1)	$1,606	$1,788	(10.2)%	$6,371	$6,669	(4.5)%

Q4 2021 Financial Summary
•Net sales decreased 3.3 percent versus the year-ago period to $6.7 billion, including a negative 7.3 percentage point impact from acquisitions and divestitures and a favorable 0.1 percentage point impact from currency. Net sales versus the comparable 2019 period increased 2.6 percent, including a favorable 0.2 percentage point impact from currency and despite a negative 7.0 percentage point impact from acquisitions and divestitures. Organic Net Sales(1) increased 3.9 percent versus the prior year period and 9.4 percent versus the comparable 2019 period, with growth versus 2019 negatively impacted by 1.6 percentage points from exiting the McCafé licensing agreement. Pricing was up 3.8 percentage points versus the prior year period with growth across each reporting segment that primarily reflected inflation-justified price increases in foodservice and retail channels. Volume/mix was essentially flat versus the year-ago period as benefits from continued recovery in foodservice channels were offset by a combination of comparisons with extraordinary COVID-19-related retail demand in 2020 and temporary supply constraints.
•Net income/(loss) decreased to a loss of $255 million primarily driven by non-cash impairment losses of $1.3 billion, largely due to the impairment of the Kraft brand following the closing of the Cheese Transaction(2), higher interest expense due to one-time debt extinguishment costs, lower Adjusted EBITDA, as well as unrealized losses on commodity hedges in the current year period compared to unrealized gains on commodity hedges in the prior year period. These factors were partially offset by a lower effective tax rate and favorable changes in other expense/(income) versus the prior year period. Net income/(loss) decreased versus the comparable 2019 period primarily driven by non-cash impairment losses as well. Adjusted EBITDA(1) decreased versus the year-ago period to $1.6 billion and increased versus the comparable 2019 period. Current year Adjusted EBITDA performance included an unfavorable impact from divestitures of approximately 3.5 percentage points against each of the 2020 and 2019 periods. Excluding a favorable 0.2 percentage point impact from currency, year-over-year Adjusted EBITDA also reflected higher commodity costs, including key commodity(3) and packaging costs, as well as inflation in procurement, logistics, and manufacturing costs. These factors were partially offset by Organic Net Sales gains and operating efficiencies.

•Diluted EPS decreased to a loss of $0.21, down 125.0 percent versus the prior year, driven by the net income/(loss) factors discussed above. Adjusted EPS(1) decreased to $0.79, down 1.3 percent versus the prior year, primarily driven by lower Adjusted EBITDA that more than offset lower taxes on adjusted earnings, lower interest expense, and favorable changes in other expense/(income) versus the prior year period.
•Net cash provided by operating activities was $5.4 billion in 2021, up 8.8 percent versus the year-ago period, primarily driven by one-time proceeds of approximately $1.6 billion from the sale of licenses in connection with the Cheese Transaction, favorable changes in accounts payable compared to the prior year, largely due to favorable payment terms, and lower cash outflows for inventories. These impacts were partially offset by higher cash tax payments on divestitures in 2021 related to the divestiture of the Company's nuts business, higher cash outflows for variable compensation in 2021 compared to 2020, higher cash outflows from increased promotional activity versus the prior year period, and lower Adjusted EBITDA. Free Cash Flow was $4.5 billion in 2021, up 2.9 percent versus the comparable prior year period due to higher net cash provided by operating activities, partially offset by higher capital expenditures versus the prior year period.
Outlook
The Company expects to deliver strong financial performance in 2022. The Company currently expects a low-single-digit percentage increase in 2022 Organic Net Sales(4) versus the prior year period, reflecting continued stronger consumption versus pre-pandemic levels. Adjusted EBITDA(4) is expected to be in the range of $5.8 billion to $6.0 billion, reflecting a 53rd week in 2022, the impact of divestitures versus the prior year, strong Organic Net Sales as well as the Company's ongoing efforts to manage inflationary pressures as it continues to invest in long-term growth.
End Notes
(1)Organic Net Sales, Adjusted EBITDA, Adjusted EPS, Constant Currency Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)In November 2021, the Company closed a transaction with an affiliate of Groupe Lactalis that included the sale of certain assets in the Company’s global cheese businesses as well as the grant of perpetual licenses for the Kraft and Velveeta brands for certain cheese products and a three-year transitional license for the Philadelphia brand (the “Cheese Transaction”).
(3)The Company's key commodities in the United States and Canada are dairy, meat, and coffee.
(4)Full year 2022 guidance for Organic Net Sales and Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's fourth quarter and full year 2021 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Standard Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2021 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “plan,” "believe," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," “improve,” “intend,” "assess," "remain," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "will," "maintain," "manage," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share ("EPS"), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income (e.g., income related to the sale of licenses in connection with the Cheese Transaction), restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. In 2021, the Company revised the definition of Adjusted EBITDA to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business and divestiture-related license income, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis. In 2021, the Company revised the definition of Adjusted EPS to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business and certain significant discrete income tax items beyond U.S. tax reform, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The Company believes Free Cash Flow provides a measure of the Company's core operating performance, the cash-generating capabilities of the Company's business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

			Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Net sales	$6,709	$6,939	$26,042	$26,185
Cost of products sold	4,547	4,416	17,360	17,008
Gross profit	2,162	2,523	8,682	9,177
Selling, general and administrative expenses, excluding impairment losses	891	973	3,588	3,650
Goodwill impairment losses	53	—	318	2,343
Intangible asset impairment losses	1,238	—	1,316	1,056
Selling, general and administrative expenses	2,182	973	5,222	7,049
Operating income/(loss)	(20)	1,550	3,460	2,128
Interest expense	604	328	2,047	1,394
Other expense/(income)	(104)	(64)	(295)	(296)
Income/(loss) before income taxes	(520)	1,286	1,708	1,030
Provision for/(benefit from) income taxes	(265)	252	684	669
Net income/(loss)	(255)	1,034	1,024	361
Net income/(loss) attributable to noncontrolling interest	2	2	12	5
Net income/(loss) attributable to common shareholders	$(257)	$1,032	$1,012	$356

Basic shares outstanding	1,225	1,223	1,224	1,223
Diluted shares outstanding	1,225	1,230	1,236	1,228

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$(0.21)	$0.84	$0.83	$0.29
Diluted earnings/(loss) per share	(0.21)	0.84	0.82	0.29

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 25, 2021
United States	$4,737	$—	$288	$4,449
International	1,501	(6)	14	1,493
Canada	471	14	9	448
Kraft Heinz	$6,709	$8	$311	$6,390

December 26, 2020
United States	$5,082	$—	$763	$4,319
International	1,410	5	6	1,399
Canada	447	—	14	433
Kraft Heinz	$6,939	$5	$783	$6,151

Year-over-year growth rates
United States	(6.8)%	0.0 pp	(9.8) pp	3.0%	3.6 pp	(0.6) pp
International	6.5%	(0.9) pp	0.6 pp	6.8%	4.0 pp	2.8 pp
Canada	5.2%	3.5 pp	(1.7) pp	3.4%	5.2 pp	(1.8) pp
Kraft Heinz	(3.3)%	0.1 pp	(7.3) pp	3.9%	3.8 pp	0.1 pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 25, 2021
United States	$18,604	$—	$1,937	$16,667
International	5,691	205	23	5,463
Canada	1,747	114	49	1,584
Kraft Heinz	$26,042	$319	$2,009	$23,714

December 26, 2020
United States	$19,204	$—	$2,801	$16,403
International	5,341	22	20	5,299
Canada	1,640	—	49	1,591
Kraft Heinz	$26,185	$22	$2,870	$23,293

Year-over-year growth rates
United States	(3.1)%	0.0 pp	(4.7) pp	1.6%	2.1 pp	(0.5) pp
International	6.5%	3.4 pp	0.0 pp	3.1%	2.6 pp	0.5 pp
Canada	6.5%	7.0 pp	(0.1) pp	(0.4)%	2.9 pp	(3.3) pp
Kraft Heinz	(0.5)%	1.2 pp	(3.5) pp	1.8%	2.3 pp	(0.5) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
December 25, 2021
United States	$4,737	$—	$288	$4,449
International	1,501	4	14	1,483
Canada	471	21	8	442
Kraft Heinz	$6,709	$25	$310	$6,374

December 28, 2019
United States	$4,702	$—	$685	$4,017
International	1,377	7	6	1,364
Canada	457	—	12	445
Kraft Heinz	$6,536	$7	$703	$5,826

Year-over-year growth rates
United States	0.7%	0.0 pp	(10.0) pp	10.7%
International	9.0%	(0.3) pp	0.5 pp	8.8%
Canada	3.1%	4.6 pp	(0.7) pp	(0.8)%
Kraft Heinz	2.6%	0.2 pp	(7.0) pp	9.4%

			Schedule 5
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
December 25, 2021
United States	$18,604	$—	$1,937	$16,667
International	5,691	84	23	5,584
Canada	1,747	98	49	1,600
Kraft Heinz	$26,042	$182	$2,009	$23,851

December 28, 2019
United States	$17,844	$—	$2,590	$15,254
International	5,251	28	37	5,186
Canada	1,882	—	255	1,627
Kraft Heinz	$24,977	$28	$2,882	$22,067

Year-over-year growth rates
United States	4.3%	0.0 pp	(5.0) pp	9.3%
International	8.4%	1.0 pp	(0.3) pp	7.7%
Canada	(7.2)%	5.1 pp	(10.6) pp	(1.7)%
Kraft Heinz	4.3%	0.6 pp	(4.4) pp	8.1%

	Schedule 6
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended
	December 25, 2021	December 26, 2020	December 28, 2019
Net income/(loss)	$(255)	$1,034	$183
Interest expense	604	328	326
Other expense/(income)	(104)	(64)	(59)
Provision for/(benefit from) income taxes	(265)	252	144
Operating income/(loss)	(20)	1,550	594
Depreciation and amortization (excluding restructuring activities)	233	233	255
Divestiture-related license income	(4)	—	—
Restructuring activities	32	3	46
Deal costs	3	(1)	—
Unrealized losses/(gains) on commodity hedges	29	(53)	(27)
Impairment losses	1,291	14	676
Equity award compensation expense (excluding restructuring activities)	42	42	20
Adjusted EBITDA	$1,606	$1,788	$1,564

Segment Adjusted EBITDA:
United States	$1,330	$1,507	$1,273
International	245	261	239
Canada	115	121	116
General corporate expenses	(84)	(101)	(64)
Adjusted EBITDA	$1,606	$1,788	$1,564

	Schedule 7
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Year Ended
	December 25, 2021	December 26, 2020	December 28, 2019
Net income/(loss)	$1,024	$361	$1,933
Interest expense	2,047	1,394	1,361
Other expense/(income)	(295)	(296)	(952)
Provision for/(benefit from) income taxes	684	669	728
Operating income/(loss)	3,460	2,128	3,070
Depreciation and amortization (excluding restructuring activities)	910	955	985
Divestiture-related license income	(4)	—	—
Restructuring activities	84	15	102
Deal costs	11	8	19
Unrealized losses/(gains) on commodity hedges	17	(6)	(57)
Impairment losses	1,634	3,413	1,899
Certain non-ordinary course legal and regulatory matters	62	—	—
Equity award compensation expense (excluding restructuring activities)	197	156	46
Adjusted EBITDA	$6,371	$6,669	$6,064

Segment Adjusted EBITDA:
United States	$5,157	$5,557	$4,829
International	1,066	1,058	1,004
Canada	419	389	487
General corporate expenses	(271)	(335)	(256)
Adjusted EBITDA	$6,371	$6,669	$6,064

			Schedule 8
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 25, 2021
United States	$1,330	$—	$1,330
International	245	2	243
Canada	115	4	111
General corporate expenses	(84)	1	(85)
Kraft Heinz	$1,606	$7	$1,599

December 26, 2020
United States	$1,507	$—	$1,507
International	261	3	258
Canada	121	—	121
General corporate expenses	(101)	—	(101)
Kraft Heinz	$1,788	$3	$1,785

Year-over-year growth rates
United States	(11.7)%	0.0 pp	(11.7)%
International	(6.4)%	(0.4) pp	(6.0)%
Canada	(4.5)%	3.0 pp	(7.5)%
General corporate expenses	(16.4)%	(0.9) pp	(15.5)%
Kraft Heinz	(10.2)%	0.2 pp	(10.4)%

			Schedule 9
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 25, 2021
United States	$5,157	$—	$5,157
International	1,066	50	1,016
Canada	419	28	391
General corporate expenses	(271)	(2)	(269)
Kraft Heinz	$6,371	$76	$6,295

December 26, 2020
United States	$5,557	$—	$5,557
International	1,058	11	1,047
Canada	389	—	389
General corporate expenses	(335)	—	(335)
Kraft Heinz	$6,669	$11	$6,658

Year-over-year growth rates
United States	(7.2)%	0.0 pp	(7.2)%
International	0.7%	3.7 pp	(3.0)%
Canada	7.8%	7.1 pp	0.7%
General corporate expenses	(19.1)%	0.6 pp	(19.7)%
Kraft Heinz	(4.5)%	0.9 pp	(5.4)%

			Schedule 10
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 25, 2021
United States	$1,330	$—	$1,330
International	245	9	236
Canada	115	6	109
General corporate expenses	(84)	(1)	(83)
Kraft Heinz	$1,606	$14	$1,592

December 28, 2019
United States	$1,273	$—	$1,273
International	239	4	235
Canada	116	—	116
General corporate expenses	(64)	—	(64)
Kraft Heinz	$1,564	$4	$1,560

Year-over-year growth rates
United States	4.5%	0.0 pp	4.5%
International	2.7%	2.2 pp	0.5%
Canada	(1.2)%	4.4 pp	(5.6)%
General corporate expenses	32.3%	1.0 pp	31.3%
Kraft Heinz	2.7%	0.7 pp	2.0%

			Schedule 11
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 25, 2021
United States	$5,157	$—	$5,157
International	1,066	42	1,024
Canada	419	24	395
General corporate expenses	(271)	(3)	(268)
Kraft Heinz	$6,371	$63	$6,308

December 28, 2019
United States	$4,829	$—	$4,829
International	1,004	13	991
Canada	487	—	487
General corporate expenses	(256)	—	(256)
Kraft Heinz	$6,064	$13	$6,051

Year-over-year growth rates
United States	6.8%	0.0 pp	6.8%
International	6.2%	2.9 pp	3.3%
Canada	(13.9)%	4.9 pp	(18.8)%
General corporate expenses	6.0%	1.2 pp	4.8%
Kraft Heinz	5.1%	0.9 pp	4.2%

	Schedule 12
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	December 25, 2021	December 26, 2020
Diluted EPS	$(0.21)	$0.84
Restructuring activities(a)	0.02	(0.01)
Unrealized losses/(gains) on commodity hedges(b)	0.02	(0.03)
Impairment losses(c)	0.81	—
Losses/(gains) on sale of business(d)	(0.08)	(0.01)
Debt prepayment and extinguishment costs(e)	0.23	0.01
Adjusted EPS	$0.79	$0.80
(a)    Gross expenses/(income) included in restructuring activities were expenses of $32 million ($24 million after-tax) for the three months ended December 25, 2021 and income of $15 million ($13 million after-tax) for the three months ended December 26, 2020 and were recorded in the following income statement line items:
•Cost of products sold included expenses of $9 million for the three months ended December 25, 2021 and income of $16 million for the three months ended December 26, 2020;
•SG&A included expenses of $22 million for the three months ended December 25, 2021 and $19 million for the three months ended December 26, 2020; and
•Other expense/(income) included expenses of $1 million for the three months ended December 25, 2021 and income of $18 million for the three months ended December 26, 2020.
(b)    Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $29 million ($22 million after-tax) for the three months ended December 25, 2021 and income of $53 million ($39 million after-tax) for the three months ended December 26, 2020 and were recorded in cost of products sold.
(c)    Gross impairment losses included the following:
•Goodwill impairment losses of $53 million ($53 million after-tax) for the three months ended December 25, 2021, which were recorded in SG&A;
•Intangible asset impairment losses of $1.2 billion ($948 million after-tax) for the three months ended December 25, 2021, which were recorded in SG&A; and
•Property, plant and equipment asset impairment losses of $14 million ($1 million after-tax) for the three months ended December 26, 2020, which were recorded in cost of products sold.
(d) Gross expenses/(income) included in losses/(gains) on sale of business were income of $33 million ($99 million after-tax) for the three months ended December 25, 2021 and income of less than $1 million ($8 million after-tax) for the three months ended December 26, 2020 and were included in other expense/(income).
(e) Gross expenses included in debt prepayment and extinguishment costs were $346 million ($278 million after-tax) for the three months ended December 25, 2021 and $15 million ($11 million after-tax) for the three months ended December 26, 2020 and were recorded in interest expense.

	Schedule 13
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Year Ended
	December 25, 2021	December 26, 2020
Diluted EPS	$0.82	$0.29
Restructuring activities(a)	0.05	—
Unrealized losses/(gains) on commodity hedges(b)	0.01	—
Impairment losses(c)	1.07	2.59
Certain non-ordinary course legal and regulatory matters(d)	0.05	—
Losses/(gains) on sale of business(e)	0.15	(0.01)
Debt prepayment and extinguishment costs(f)	0.59	0.08
Certain significant discrete income tax items(g)	0.19	(0.07)
Adjusted EPS	$2.93	$2.88
(a)    Gross expenses/(income) included in restructuring activities were expenses of $84 million ($64 million after-tax) in 2021 and income of $2 million ($3 million after-tax) in 2020 and were recorded in the following income statement line items:
•Cost of products sold included expenses of $13 million in 2021 and income of $20 million in 2020;
•SG&A included expenses of $70 million in 2021 and $35 million in 2020; and
•Other expense/(income) included expenses of $1 million in 2021 and income of $17 million in 2020.
(b)    Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $17 million ($13 million after-tax) in 2021 and income of $6 million ($4 million after-tax) in 2020 and were recorded in cost of products sold.
(c)    Gross impairment losses included the following:
•Goodwill impairment losses of $318 million ($318 million after-tax) in 2021 and $2.3 billion ($2.3 billion after-tax) in 2020, which were recorded in SG&A;
•Intangible asset impairment losses of $1.3 billion ($1.0 billion after-tax) in 2021 and $1.1 billion ($829 million after-tax) in 2020, which were recorded in SG&A; and
•Property, plant and equipment asset impairment losses of $14 million ($1 million after-tax) in 2020, which were recorded in cost of products sold.
(d)    Gross expenses included in certain non-ordinary course legal and regulatory matters were $62 million ($62 million after-tax) in 2021 and were recorded in SG&A.
(e)    Gross expenses/(income) included in losses/(gains) on sale of business were income of $44 million (expenses of $181 million after-tax) in 2021 and expenses of $2 million (income of $6 million after-tax) in 2020 and were recorded in other expense/(income).
(f)    Gross expenses included in debt prepayment and extinguishment costs were $917 million ($728 million after-tax) in 2021 and $124 million ($93 million after-tax) in 2020 and were recorded in interest expense.
(g)    Certain significant discrete income tax items were an expense of $235 million in 2021 and a benefit of $81 million in 2020. The impact in 2021 relates to the revaluation of our deferred tax balances due to an increase in U.K. tax rates. The benefit in 2020 relates to the revaluation of our deferred tax balances due to changes in state tax laws following U.S. tax reform and subsequent clarification or interpretation of state tax laws.

	Schedule 14
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	December 25, 2021	December 26, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$0.82	$0.89	$(0.07)
Results of divested operations	0.04	0.08	(0.04)
Interest expense	(0.16)	(0.20)	0.04
Other expense/(income)(b)	0.04	0.03	0.01
Effective tax rate	0.05	—	0.05
Adjusted EPS	$0.79	$0.80	$(0.01)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended December 25, 2021 and December 26, 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.02 for the three months ended December 26, 2020.

	Schedule 15
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Year Ended
	December 25, 2021	December 26, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$3.08	$3.16	$(0.08)
Results of divested operations	0.24	0.34	(0.10)
Interest expense	(0.71)	(0.80)	0.09
Other expense/(income)(b)	0.16	0.18	(0.02)
Effective tax rate	0.18	—	0.18
Effect of dilutive equity awards(c)	(0.02)	—	(0.02)
Adjusted EPS	$2.93	$2.88	$0.05
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.15 in 2021 and $0.17 in 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.08 in 2020.
(c) Represents the impact of changes in weighted average shares outstanding, primarily due to the dilutive effect of outstanding equity awards.

		Schedule 16
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	December 25, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$3,445	$3,417
Trade receivables, net	1,957	2,063
Inventories	2,729	2,773
Prepaid expenses	136	132
Other current assets	716	574
Assets held for sale	11	1,863
Total current assets	8,994	10,822
Property, plant and equipment, net	6,806	6,876
Goodwill	31,296	33,089
Intangible assets, net	43,542	46,667
Other non-current assets	2,756	2,376
TOTAL ASSETS	$93,394	$99,830
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$14	$6
Current portion of long-term debt	740	230
Trade payables	4,753	4,304
Accrued marketing	804	946
Interest payable	268	358
Income taxes payable	541	114
Other current liabilities	1,944	2,086
Liabilities held for sale	—	17
Total current liabilities	9,064	8,061
Long-term debt	21,061	28,070
Deferred income taxes	10,536	11,462
Accrued postemployment costs	205	243
Long-term deferred income	1,534	6
Other non-current liabilities	1,542	1,745
TOTAL LIABILITIES	43,942	49,587
Redeemable noncontrolling interest	4	—
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	53,379	55,096
Retained earnings/(deficit)	(1,682)	(2,694)
Accumulated other comprehensive income/(losses)	(1,824)	(1,967)
Treasury stock, at cost	(587)	(344)
Total shareholders' equity	49,298	50,103
Noncontrolling interest	150	140
TOTAL EQUITY	49,448	50,243
TOTAL LIABILITIES AND EQUITY	$93,394	$99,830

		Schedule 17
The Kraft Heinz Company Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Year Ended
	December 25, 2021	December 26, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$1,024	$361
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	910	969
Amortization of postemployment benefit plans prior service costs/(credits)	(7)	(122)
Divestiture-related license income	(4)	—
Equity award compensation expense	197	156
Deferred income tax provision/(benefit)	(1,042)	(343)
Postemployment benefit plan contributions	(27)	(27)
Goodwill and intangible asset impairment losses	1,634	3,399
Nonmonetary currency devaluation	—	6
Loss/(gain) on sale of business	(44)	2
Proceeds from sale of license	1,587	—
Loss on extinguishment of debt	917	124
Other items, net	(187)	(54)
Changes in current assets and liabilities:
Trade receivables	87	(26)
Inventories	(144)	(249)
Accounts payable	408	207
Other current assets	(32)	40
Other current liabilities	87	486
Net cash provided by/(used for) operating activities	5,364	4,929
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(905)	(596)
Payments to acquire business, net of cash acquired	(74)	—
Settlement of net investment hedges	(28)	25
Proceeds from sale of business, net of cash disposed	5,014	—
Other investing activities, net	31	49
Net cash provided by/(used for) investing activities	4,038	(522)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(6,202)	(4,697)
Proceeds from issuance of long-term debt	—	3,500
Debt prepayment and extinguishment costs	(924)	(116)
Proceeds from revolving credit facility	—	4,000
Repayments of revolving credit facility	—	(4,000)
Dividends paid	(1,959)	(1,958)
Other financing activities, net	(259)	(60)
Net cash provided by/(used for) financing activities	(9,344)	(3,331)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(30)	62
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	28	1,138
Balance at beginning of period	3,418	2,280
Balance at end of period	$3,446	$3,418

		Schedule 18
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used for) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Year Ended
	December 25, 2021	December 26, 2020
Net cash provided by/(used for) operating activities	$5,364	$4,929
Capital expenditures	(905)	(596)
Free Cash Flow	$4,459	$4,333